As filed with the Securities and Exchange Commission on March 2, 2018 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-2867490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

2007 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

A. Jayson Adair Chief Executive Officer Copart, Inc. 14185 Dallas Parkway, Suite 300 Dallas, Texas 75254
(Name and address of agent for service)

(972) 391-5000
(Telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, to be issued under the 2007 Equity Incentive Plan	8,000,000 shares	$48.73 (2)	$389,840,000 (2)	$48,535.08
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Copart, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of the Registrant’s common stock as reported by the NASDAQ Global Market for the Registrant’s common stock on February 26, 2018.

COPART, INC.
REGISTRATION STATEMENT ON FORM S-8
EXPLANATORY NOTE
This Registration Statement is filed by Copart, Inc. (the “Registrant”) for the purpose of registering 8,000,000 shares of common stock of the Registrant reserved for issuance under the Copart, Inc. 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”). The shares of the Registrant’s common stock previously reserved for issuance under the 2007 Plan were registered on the following Registration Statements on Form S-8 (File Nos. 333-193244 and 333-148506, as amended) as filed with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 has been delivered or will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission are incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2017, filed with the Commission on September 28, 2017, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarters ended October 31, 2017 and January 31, 2018, filed with the Commission on November 28, 2017 and February 27, 2018, respectively, pursuant to Section 13 of the Exchange Act.
(c)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on January 19, 1994 and amended on March 2, 1994 and January 10, 2012, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Items 4 – 7.
Items 4 – 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by references of a previously filed and currently effective S-8 (File No. 333-193244).
Item 8.    Exhibits.

Exhibit Number	Description
4.1	2007 Equity Incentive Plan, as amended and restated
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)

Item 9.    Undertakings.

Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-193244).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 2nd day of March, 2018.

COPART, INC.
By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Liaw and Gregory R. DePasquale and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. Jayson Adair A. Jayson Adair	Chief Executive Officer (Principal Executive Officer) and Director	March 2, 2018
/s/ Jeffrey Liaw Jeffrey Liaw	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2018
/s/ Willis J. Johnson Willis J. Johnson	Chairman of the Board	March 2, 2018
/s/ James E. Meeks James E. Meeks	Director	March 2, 2018
/s/ Steven D. Cohan Steven D. Cohan	Director	March 2, 2018
/s/ Daniel J. Englander Daniel J. Englander	Director	March 2, 2018
/s/ Thomas N. Tryforos Thomas N. Tryforos	Director	March 2, 2018
/s/ Matt Blunt Matt Blunt	Director	March 2, 2018
/s/ Vincent W. Mitz Vincent W. Mitz	President and Director	March 2, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2007 Equity Incentive Plan, as amended and restated
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)

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